Exhibit 10.6

Land Transfer Agreement

Assigning party (party A): Shenzhen Baoan District Songgang Community Office

Assignee (party B): Shenzhen Naiji Electrical Equipment Co., Ltd.

Party A and party B achieved following agreement through negotiation:

1.

The location and area of the land

Party A agrees to transfer the land, which area is about 31,899.71 m2, located in Shubiankeng Tantou area Songgang Road, Songgang Community, to party B for building workshop, accommodation house etc. The actual area for use is 31,758.68 m2; shared road area is 1328.3 m2.

a.

The transferred land is locates in Shubiankeng Industrial Zone Tantou area Songgang Road, Songgang Community (see attached map). See attached red line map which was approved by National Land Planning Department.

b.

The area of transferred land is temporarily set to 31,899.71 m2. Refer to National Land Planning Department approved red line map and related transfer contract, land license in detail.

2.

Land transfer fees (tax not included):

a. Calculate by actual usable area, RMB 280 (two hundred eighty yuan) per square meter;

b. Calculate by shared road area, RMB 140 (one hundred forty yuan) per square meter.  Total transfer fee is RMB 8,892,430 (eight million eight hundred ninety two thousand and four hundred thirty).

3.

The nature and useful life of the transferred land

The land should be transferred as national owned land and the user should apply for national owned land usage permit. The useful duration is 50 years (from the day the land usage permit being issued).

4.

The transfer date and condition

Party A will hand over the 31,899.71 m2 land, which is meet the requirement of use, to party B before November 30, 2004.

5.

Payment method

a.

Within 15 days after signing the land transfer agreement, party B should pay 40% of the total price, that is, RMB 3,556,973 (three million five hundred fifty six thousand and nine hundred seventy three yuan) to party A as deposit. In case party B breaches the agreement, the deposit will not be refunded. If party A breaches the agreement, the deposit should be refunded in double amount.

b.

When transfer the land (which meets the requirements of use, at November 30, 2004), party B should pay 30% of the total price to party A.

c.

The rest 30% should be paid within one month after the land been transferred and meet the requirements of use, that is, before December 30, 2004.

6.

Party A’s responsibility

a.

Party A should transfer on time and get everything ready to meet the requirement of use;

i.

Land leveling 10-30 cm higher than road area around;

ii.

Setup civil electrical outlet, communication cable, water supply connector, drainage outlet, exhaust outlet etc. should be connected to the 30m circle around the red line. And assist in connecting water, electricity to build temporary office and any communication requirements.

b.

Provide land plan map of Shubiankeng Industrial Zone Tantou area Songgang Road, Songgang Community or detail requirements of the land plan.

c.

Make sure the land use right and land plan meets the requirements of national owned land. Assist party B apply for the land use permit.

7.

Party B’s responsibility

a.

Pay land use fee to party A on time. In case party A couldn’t receive land use fee from party B on time, party A could inform party B in written notice. If party A still not received payment from party B within 30 days after issuing the written notice, party A has the right to terminate the agreement and take back the land;

b.

Proceeds national owned land transfer process and pay related fees on time;

c.

Ensure the environment standard of investment project meet the environmental standards of Guangdong province;

d.

The investment project should be started to construct within half year after the land being transferred and should be completed within 2 years; Otherwise, party B will be treated as breached the agreement. In such case, party A will take penalty from party B RMB1.00 per m2 per month;

e.

Ensure the land plan within area meet the requirement of general land plan of Songgang area. The area land plan should be approved by community office before bring into action. All pipes connected into the area should be approved by community office in advance;

f.

Ensure the construction red line apart from the area or road red line at least 5 m;

g.

 Party B must pay tax to Songgang community;

h.

When party B completes the construction of workshop, party A will delegate 2 persons as administrative clerk to help in coordination with local authorities.

8.

Anything not declared in this agreement could be supplemented by both parties and will be part of this agreement.

9.

In case any controversy happens, both parties should solve through negotiation. Otherwise will be adjudged by jurisdiction people’s court.

10.

This agreement has six copies, 3 for each party and both have the same power.

Party A: Shenzhen Baoban District Songgang Community Office

Representative: Ling Zeng

Party B: Shenzhen Shenzhen Naiji Electrical Equipment Co., Ltd.

Representative: Yulong Guo

Date: September 7, 2004

Map:

Land used by Jinjuwei Actual Area = 4937.9 Shared Area = 474.244	Land used by Shenzhen Naiji Electrical Equipment Co., Ltd. Actual Area = 30571.41 Shared Area = 1328.3	Land used by Aozhou Fubilun International Actual Area = 59806.9 Shared Area = 3212.2
Land used by Delijia Actual Area = 7636.756 Shared Area = 800.349
Land used by Chonglin Actual Area = 37704.262